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                                                                     Exhibit 8.1




                                December 19, 2001


Greater Atlantic Financial Corp.
10700 Parkridge Boulevard, Suite P50
Reston, Virginia 20191

Greater Atlantic Capital Trust I
c/o Greater Atlantic Financial Corp.
10700 Parkridge Boulevard, Suite P50
Reston, Virginia 20191

      Re:      Registration Statement on Form SB-2
               -----------------------------------

Ladies and Gentlemen:

      We have acted as counsel for Greater Atlantic Financial Corp., a Delaware corporation (the "Company"), and Greater Atlantic Capital Trust I (the "Capital Trust"), a statutory business trust created under the laws of Delaware, in connection with the above-captioned Registration Statement on Form SB-2 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on December 19, 2001, under the Securities Act of 1933, as amended (the "Act"). The Registration Statement is being filed for the purpose of registering the Convertible Preferred Securities to be issued by the Capital Trust, and with respect to the Guarantee and the Junior Subordinated Debentures to be issued by the Company to Capital Trust. All capitalized terms not otherwise defined herein shall have the meaning as described in the Registration Statement.

      In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust of the Capital Trust dated as of December 14, 2001; (ii) the form of Amended and Restated Trust Agreement of the Capital Trust; (iii) the form of Convertible Preferred Securities Certificate of the Capital Trust; (iv) the form of Convertible Preferred Securities Guarantee Agreement for the Capital Trust; (v) the form of Convertible Junior Subordinated Debenture; and (vi) the form of Indenture, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.
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Greater Atlantic Financial Corp.
Greater Atlantic Capital Trust I
December 19, 2001
Page 2


      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or the Capital Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement, the Convertible Preferred Securities, the Guarantee, the Convertible Junior Subordinated Debentures, and the Indenture when executed, will be executed in substantially the form reviewed by us and that the terms of the Convertible Junior Subordinated Debentures, when established in conformity with the Indenture, will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, the Capital Trust, and others.

      We hereby confirm that, the statements contained under the heading "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus for the offering of the Convertible Preferred Securities filed as part of the Registration Statement ("Prospectus") insofar as such statements constitute matters of law or legal conclusions, as qualified therein, are our opinion and such statements are true, correct and complete in all material respects. Although such statements constituting matters of law or legal conclusions do not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Convertible Preferred Securities, it is our opinion that such statements are, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Convertible Preferred Securities, based upon current law as they relate to holders described therein. It is possible that contrary positions with regard to the purchase, ownership and disposition of the Convertible Preferred Securities may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

      Additionally, based upon the facts, assumptions and representations set forth or referred to herein, and the accuracy of such facts, assumptions and representations as of the date hereof, and assuming full compliance with the terms of the Amended and Restated Trust Agreement and the Indenture, it is our opinion that the Capital Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each beneficial owner of Convertible Preferred Securities will be treated as owning an undivided beneficial interest in the Convertible Junior Subordinate Debentures.

Greater Atlantic Financial Corp.
Greater Atlantic Capital Trust I
December 19, 2001
Page 3


      The opinions expressed in this letter are based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authorities reported as of the date hereof. We have also considered the position of the Internal Revenue Service (the "Service") reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislation or administrative changes, court decisions or Service interpretations will not significantly modify the statements or opinions expressed herein.

      Our opinion is limited to those federal income tax issues specifically considered herein and are addressed to and are only for the benefit of the Company and the Capital Trust in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our written consent. We do not express any opinion as to any other United States federal income tax issues or any state or local or foreign tax issues. Although the opinions herein are based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

      We hereby consent to the use of our name under the captions "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof and applies only to the disclosures set forth in the Prospectus and Registration Statement. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                            Very truly yours,

                                            /s/ Muldoon Murphy & Faucette LLP


                                            MULDOON MURPHY & FAUCETTE LLP